CUSIP 55262N AE6                                               Exhibit 20.4


FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT

MBNA AMERICA BANK, N.A.

-------------------------------------------
MBNA MASTER CREDIT CARD TRUST SERIES 1993-1
-------------------------------------------

           Under Section 5.02 of the Pooling and Servicing Agreement dated as of September 25, 1991 and the Series 1993-1 Supplement dated February 25, 1993 (collectively, the "Pooling and Servicing Agreement") by and between MBNA AMERICA BANK, N.A. ("MBNA") and Bankers Trust Company, as trustee (the "Trustee") MBNA, as Servicer is required to prepare certain information each month regarding current distributions to Series 1993-1 Certificateholders and the performance of the MBNA Master
Credit Card Trust (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date of October 15, 1997 and with respect to the performance of the Trust during the month of September, 1997 is set forth below.
Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1993-1 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.  Information Regarding the Current Monthly
    Distribution (Stated on the Basis of
    $1,000 Original Certificate Principal Amount).


    1. The total amount of the distribution
       to Certificateholders on the Distribution
       Date, per $1,000 original
       certificate principal amount                    $88.322916
                                                        -------------------
    2. The amount of the distribution set
       forth in paragraph 1 above in
       respect of interest on the Certifi-
       cates, per $1,000 original
       certificate principal amount                    $4.989583
                                                        -------------------
    3. The amount of the distribution set
       forth in paragraph 1 above in
       respect of principal of the Cer-
       tificates, per $1,000 original
       certificate principal amount                    $83.333333
                                                        -------------------



B.  Information Regarding the Performance of the Trust.

    1.  Collection of Principal Receivables.

        The aggregate amount of Collections
        on Principal Receivables processed
        during the preceding Monthly Period
        which were allocated in respect
        of the Certificates                            $69,311,055.45
                                                        -------------------
    2.  Principal Receivables in the Trust

        (a)  The aggregate amount of Principal
             Receivables in the Trust as of the end
             of the day on the last day of the preceding
             Monthly Period, the last day of the month
             (which reflects the Principal Receivables
             represented by the Seller Interest and by
             the Aggregate Investor Interest)          $6,028,225,548.46
                                                        -------------------
        (b)  The amount of Principal Re-
             ceivables in the Trust represented
             by the Investor Interest of Series
             1993-1 as of the last day of the
             preceding Monthly Period (the
             last day of the month)                    $750,000,000.00
                                                        -------------------
        (c)  The Investor Interest of Series
             1993-1 set forth in paragraph
             2(b) above as a percentage of
             the aggregate amount of Prin-
             cipal Receivables set forth
             in paragraph 2(a) above                    12.44%
                                                        -------------------

    3.  Delinquent Balances.

        The aggregate amount of outstand-
        ing balances in the Accounts which
        were delinquent as of the end of
        the last day of the preceding
        Monthly Period:
                                         Percentage         Aggregate
                                          of Total           Account
                                         Receivables         Balance

        (a)  35 - 64 days:                  2.20%          $135,174,413.82
                                           ------           --------------
        (b)  65 - 94 days:                  0.98%          $60,111,676.29
                                           ------           --------------
        (c)  95 - 124 days:                 0.66%          $40,551,032.85
                                           ------           --------------
        (d)  125 -  154 days:               0.55%          $33,941,845.31
                                           ------           --------------
        (e)  155 or more days:              0.81%          $49,942,767.15
                                           ------           --------------

                                    Total   5.20%          $319,721,735.42
                                           ------           -------------


    4.  Investor Default Amount.

        The aggregate amount of all de-
        faulted Principal Receivables
        written off as uncollectable dur-
        ing the preceding Monthly Period
        allocable to the Investor
        Interest of Series 1993-1 (the "Aggre-
        gate Investor Default Amount")                 $2,997,465.00
                                                        -------------------
    5.  Investor Charge Offs

        (a)  The excess of the Aggregate Inves-
             tor Default Amount set forth in
             paragraph 4 above, over the
             amount of the withdrawals from
             the Cash Collateral Account made
             to reimburse the Trust for such
             amount written off (an "In-
             vestor Charge Off")                       $   0.00
                                                        -------------------
        (b)  The amount of the Investor
             Charge Offs set forth in para-
             graph 5(a) above, per $1,000
             original certificate princi-
             pal amount (which will have
             the effect of reducing, pro
             rata, the amount of each
             Certificateholder's invest-
             ment)                                     $   0.00
                                                        -------------------
        (c)  The aggregate amount of
             Investor Charge Offs reimbursed
             on the Transfer Date immediately
             preceding such Distribution
             Date                                      $   0.00
                                                        -------------------
        (d)  The amount of the reimbursed
             Investor Charge Offs set forth
             in paragraph 5(c) above, per
             $1,000 original certificate
             principal amount                          $   0.00
                                                        -------------------
    6.  Investor Servicing Fee.

        The amount of the Investor Monthly
        Servicing Fee payable by the Trust
        to the Servicer for the preceding
        Monthly Period                                 $1,250,000.00
                                                        -------------------
    7.  Available Cash Collateral Amount.

        The amount available to be withdrawn
        from the Cash Collateral Account as of
        the close of business on October 14, 1997
        (the "Transfer Date"), after giving effect
        to all withdrawals, deposits and payments
        to be made in respect of the preceding
        month                                          $90,000,000.00
                                                        ------------------


    8.  The Required Cash Collateral Amount on
        the Transfer Date                              $90,000,000.00
                                                        -------------------
    9.  Deficit Controlled Amortization
        Amount. With respect to the next
        succeeding Monthly Period, the amount,
        if any, by which the Controlled
        Distribution Amount exceeds
        the amount distributed to the
        Certificateholders pursuant to
        Section 4.08(b).                               $   0.00
                                                        -------------------
    10. Collection of Finance Charge Receivables

        The aggregate amount of Collections on
        Finance Charge Receivables and Annual
        Membership Fees processed during the
        preceding Monthly Period which were
        allocated in respect of the Certificates       $11,401,498.39
                                                        -------------------
    11. Portfolio Yield

        The Portfolio Yield for the preceding
        Monthly Period                                  13.45%
                                                        -------
C.  The Pool Factor.

        The Pool Factor for the preceding Record
        Date (which represents the ratio of the
        amount of the Investor Interest for Series
        1993-1 as of such Record Date (adjusted
        after taking into account any reduction in
        the Investor Interest which will occur
        on the following Distribution Date) to the
        Initial Investor Interest for Series 1993-1).
        The amount of a Certificateholder's pro rata
        share of the Investor Interest for Series
        1993-1 can be determined by multiplying the
        original denomination of the Certificateholder's
        Certificate by the Pool Factor                  0.91667
                                                        -------------------

D. LIBOR

   LIBOR for the Interest Period stated below:

   September 15, 1997 through October 14, 1997  5.6875%
-----------

                                        MBNA AMERICA BANK, N.A.
                                        Servicer



                                        By:    Marguerite M. Boylan

                                        Name:  Marguerite M. Boylan
                                        Title: First Vice President



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